EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


Board  of  Directors
Cordexa  Holdings,  Inc.
New  York,  New  York


     We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of Securities by a Small Business Issuer of our report dated October 8, 2003 relating to the audited financial statements of Cordexa Holdings, Inc. for the period from inception (October 15, 2002) to June 30, 2003 which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.

/s/ Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California
February 11, 2004



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